Exhibit 99.1

        Thomas & Betts Corporation Reports Second Quarter 2006 Earnings;
             Net Earnings Up 44%; Earnings Per Diluted Share $0.66;
                         2006 E.P.S. Guidance Increased

    MEMPHIS, Tenn.--(BUSINESS WIRE)--July 24, 2006--Thomas & Betts Corporation (NYSE:TNB) today reported second quarter 2006 net earnings of $41.0 million, up 44 percent compared to net earnings of $28.4 million in 2005. Earnings per diluted share were $0.66 in the second quarter 2006 compared to $0.47 per diluted share last year.
    Second quarter 2006 net sales rose 11.9 percent to $467.9 million, which compares to net sales of $418.1 million in the prior-year period. Higher sales volume and price increases to offset higher material and energy costs contributed significantly to the sales improvement. Favorable foreign currency exchange rates benefited sales by approximately $6 million.
    "We are very pleased with our overall second quarter results which reflect the underlying strength of our key markets," said Dominic J.
Pileggi, chairman and chief executive officer. "In our core electrical business, we continue to execute as planned and leverage continuing strong demand for construction, industrial and utility products into double-digit sales and earnings growth."
    Second quarter 2006 gross margin improved to 30.3 percent of sales, up more than one and a half percentage points over 2005. Higher sales volumes and improved factory efficiency contributed to the margin improvement. Selling, general and administrative (SG&A) expense was $81.8 million. As a percent of sales, SG&A was 17.5 percent, in line with the prior year period.
    Earnings from operations were $60.1 million in the quarter, up
$13.7 million or approximately 30 percent compared to $46.4 million reported in the second quarter 2005. As a percentage of sales, second quarter 2006 earnings from operations improved to 12.8 percent from
11.1 percent in 2005.

    SEGMENT RESULTS

    Electrical segment sales were $383.3 million in the second quarter, up 12.1 percent compared to the second quarter 2005. Improved sales volume and higher selling prices to offset higher material and energy costs contributed significantly to the sales growth. Strong demand in light commercial construction, industrial maintenance and repair and utility distribution markets drove the volume improvement.
    Electrical segment earnings were $51.4 million in the quarter, up approximately 38 percent compared to the second quarter 2005. As a percent of sales, segment earnings were 13.4 percent in 2006, up two and a half percentage points over 2005. The earnings improvement reflects higher sales volumes, operating efficiencies and the company's continued ability to offset higher material and energy costs through higher selling prices.
    Sales in the Steel Structures segment increased $5.8 million to $51.5 million in the quarter. Steel Structures segment earnings were $5.4 million, or 10.5 percent of sales, down from 2005 reflecting a less-favorable project mix in the quarter.
    Sales in the HVAC segment increased $2.7 million to $33.1 million in the second quarter. Segment earnings were $3.7 million, up nearly four percentage points to 11.1 percent of sales, primarily reflecting higher sales volume.

    BALANCE SHEET HIGHLIGHTS

    Thomas & Betts ended the second quarter 2006 with $256 million in cash and marketable securities compared to $509 million at December 31, 2005. The company repaid $150 million of notes in the first quarter 2006 and, in the second quarter, completed a previously announced three million share repurchase program at a cost of approximately $167 million. The share repurchase program had no net effect on earnings per share in the second quarter 2006.
    The company ended the second quarter with $385 million in total debt, which represented 27 percent of total capitalization.

    YEAR-TO-DATE RESULTS

    For the six months ended June 30, 2006, net sales rose nearly $100 million, or 12.3 percent, to $909.7 million compared to $810.3 million in the first half of 2005. Favorable foreign currency exchange rates benefited sales by approximately $5 million.
    Net earnings for the first six months of 2006 were $79.8 million, up 51 percent compared to the first half of 2005. Earnings per diluted share increased 47 percent to $1.28.

    2006 DIRECTIONAL GUIDANCE

    "Our core electrical markets have performed well in the first half of 2006 and we expect this trend to continue for the balance of the year," said Pileggi. "We are raising our guidance for full-year 2006 sales growth from high-single digits to low double-digits and increasing our full year earnings per diluted share guidance to be in the range of $2.65 to $2.70."

    CORPORATE OVERVIEW

    Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical connectors and components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating units and highly engineered utility transmission structures. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.

    NOTE: The attached financial tables support the information in this news release:




Consolidated Statements of Operations
Segment Information
Consolidated Balance Sheets
Consolidated Statements of Cash Flows



    CAUTIONARY STATEMENT

    This press release includes forward-looking statements that are identified by terms such as "optimistic," "trend," "will," and "believe." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of the company's Form 10-K for the fiscal year ended December 31, 2005 for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

    CONFERENCE CALL AND WEBCAST INFORMATION

    Thomas & Betts will hold a conference call/webcast to discuss the company's second quarter 2006 results on Tuesday, July 25, 2006 at 11:00 am ET (10:00 am CT). To access the call, please call 201-689-8341. The call can also be accessed via the Thomas & Betts corporate website at www.tnb.com. The conference call will be recorded and available for replay through 12:00 midnight ET on Monday, July 31, 2006. To access the replay, please call 201-612-7415, account number 9517, pass code 207959.



              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                 Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                  Quarter Ended        Year to Date
                                ------------------  ------------------
                                June 30,  June 30,  June 30,  June 30,
                                  2006      2005      2006      2005
                                --------  --------  --------  --------

 Net sales                     $467,879  $418,090  $909,681  $810,276

 Cost of sales                  326,007   298,072   631,526   579,212
                                --------  --------  --------  --------
 Gross margin                   141,872   120,018   278,155   231,064
 Gross margin -  % of net
  sales                            30.3%     28.7%     30.6%     28.5%

 Selling, general and
  administrative                 81,772    73,628   160,300   142,978
 Selling, general and
  administrative - % of net
  sales                            17.5%     17.6%     17.6%     17.6%

                                --------  --------  --------  --------

 Earnings from operations        60,100    46,390   117,855    88,086
 Earnings from operations -
  % of net sales                   12.8%     11.1%     13.0%     10.9%

 Income from unconsolidated
  companies                         361       360       535       669
 Interest expense, net           (3,708)   (6,868)   (7,175)  (14,028)
 Other (expense) income, net        977    (1,338)    1,163    (1,805)
                                --------  --------  --------  --------

 Earnings before income taxes    57,730    38,544   112,378    72,922

 Income tax provision            16,742    10,151    32,590    20,121
                                --------  --------  --------  --------

 Net earnings                  $ 40,988  $ 28,393  $ 79,788  $ 52,801
                                ========  ========  ========  ========

 Net earnings per share:
  Basic earnings per share     $   0.67  $   0.47  $   1.30  $   0.89
                                ========  ========  ========  ========
  Diluted earnings per share   $   0.66  $   0.47  $   1.28  $   0.87
                                ========  ========  ========  ========

 Average shares outstanding:
  Basic                          61,093    59,919    61,159    59,610
  Diluted                        62,133    60,800    62,262    60,556




              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                          Segment Information
                            (In thousands)
                              (Unaudited)

                                  Quarter Ended       Year to Date
                               ------------------- ------------------
                                June 30,  June 30,  June 30,  June 30,
                                  2006      2005      2006      2005
                                --------  --------  --------  --------
 Net sales:
  Electrical                   $383,273  $342,051  $741,122  $658,927
  Steel Structures               51,457    45,629   104,185    90,271
  HVAC                           33,149    30,410    64,374    61,078
                                --------  --------  --------  --------

 Total net sales               $467,879  $418,090  $909,681  $810,276
                                ========  ========  ========  ========


 Segment earnings:
  Electrical                   $ 51,383  $ 37,368  $ 99,068  $ 70,407
  Steel Structures                5,399     7,192    12,354    12,507
  HVAC                            3,679     2,190     6,968     5,841
                                --------  --------  --------  --------

 Total reportable segment
  earnings                       60,461    46,750   118,390    88,755

Interest expense, net            (3,708)   (6,868)   (7,175)  (14,028)
Other                               977    (1,338)    1,163    (1,805)
                                --------  --------  --------  --------

Earnings before income taxes   $ 57,730  $ 38,544  $112,378  $ 72,922
                                ========  ========  ========  ========



              THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                      Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)

                                                 June 30,    Dec. 31,
                                                   2006        2005
                                                ----------  ----------
   ASSETS

 Current assets:
   Cash and marketable securities              $  255,930  $  508,896
   Receivables, net                               243,515     185,391
   Inventories                                    227,890     198,107
   Other current assets                            59,053      57,748
                                                ----------  ----------
 Total current assets                             786,388     950,142

 Net property, plant and equipment                267,472     267,026
 Goodwill                                         469,118     462,810
 Investments in unconsolidated companies          115,298     115,665
 Other assets                                     124,196     124,753
                                                ----------  ----------

   Total assets                                $1,762,472  $1,920,396
                                                ==========  ==========



   LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
   Current maturities of long-term debt        $      631  $  150,804
   Accounts payable                               145,180     138,060
   Accrued liabilities                            101,955     115,547
                                                ----------  ----------
 Total current liabilities                        247,766     404,411

 Long-term debt                                   384,373     387,155
 Other long-term liabilities                       87,313      76,240

 Shareholders' equity                           1,043,020   1,052,590
                                                ----------  ----------

   Total liabilities and shareholders' equity  $1,762,472  $1,920,396
                                                ==========  ==========




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)

                                                     Year to Date
                                                  --------------------
                                                  June 30,   June 30,
                                                    2006       2005
                                                  ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                     $  79,788  $  52,801
Adjustments:
  Depreciation and amortization                     24,074     26,389
  Share-based compensation expense                   4,195          -
  Deferred income taxes                             10,008      3,968
  Incremental tax benefits from share-based
   payments                                         (8,705)         -
  Changes in operating assets and liabilities,
   net:
    Receivables                                    (54,324)   (47,522)
    Inventories                                    (26,813)      (184)
    Accounts payable                                 5,209     11,551
    Accrued liabilities                            (14,992)    (5,584)
    Other                                           10,851     11,696
                                                  ---------  ---------
Net cash provided by (used in) operating
 activities                                         29,291     53,115
                                                  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment         (22,326)   (18,248)
Purchases of businesses                                  -    (16,526)
Marketable securities acquired                    (121,664)  (208,300)
Proceeds from marketable securities                413,314    204,008
Other                                                  172        426
                                                  ---------  ---------
Net cash provided by (used in) investing
 activities                                        269,496    (38,640)
                                                  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt and other borrowings  (150,255)    (1,027)
Stock options exercised                             46,765     18,598
Incremental tax benefits from share-based
 payments                                            8,705          -
Repurchase of common shares                       (166,554)         -
                                                  ---------  ---------
Net cash provided by (used in) financing
 activities                                       (261,339)    17,571
                                                  ---------  ---------

EFFECT OF EXCHANGE RATE ON CASH                      1,248     (2,802)
                                                  ---------  ---------

Net increase (decrease) in cash and cash
 equivalents                                        38,696     29,244
Cash and cash equivalents at beginning of period   216,742    151,189
                                                  ---------  ---------
Cash and cash equivalents at end of period       $ 255,438  $ 180,433
                                                  =========  =========

Cash payments for interest                       $  18,797  $  19,117
Cash payments for income taxes                   $  26,413  $  22,649

    CONTACT: Thomas & Betts Corporation, Memphis
             Tricia Bergeron, 901-252-8266
             tricia.bergeron@tnb.com